UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2015, the Company held its Annual Meeting of Stockholders. Of the 38,609,086 shares of the Company's common stock outstanding as of the record date, 24,441,757 shares were represented at the annual meeting. The stockholders considered three proposals at the meeting, each of which is described in more detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Election of eight directors to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Names	Votes For	Votes Withheld	Broker Non-Votes
Joseph M. Patti	16,800,353	162,362	7,479,042
Russell H. Plumb	11,120,947	5,841,768	7,479,042
Geoffrey F. Cox, Ph.D.	16,224,397	738,318	7,479,042
Michael R. Dougherty	14,266,681	2,696,034	7,479,042
John P. Richard	16,815,652	147,063	7,479,042
Anne M. VanLent	16,815,070	147,645	7,479,042
Armando Anido	16,813,551	149,164	7,479,042
Michael W. Dunne, M.D.	16,812,497	150,218	7,479,042

Each of the foregoing candidates were elected by a plurality of the votes cast.

Proposal 2: The vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,299,945	68,148	73,664	—

The foregoing proposal was approved.

Proposal 3: The non-binding advisory vote on the compensation of the Company's named executive officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,068,873	4,432,111	3,461,731	7,479,042

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.
Date: November 12, 2015	/s/ Joseph Patti
	Name:	Joseph Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)